UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  December 2, 2013

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 2, 2013, Constellation Energy Partners LLC (the “Company”) issued a press release announcing that its lenders have set the Company’s borrowing base under its reserve-based credit facility at $55.0 million.

A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Borrowing Base Redetermination

On December 2, 2013, the Company announced that its lenders have completed a semi-annual review of the Company’s borrowing base pursuant to the terms of its reserve-based credit facility. Based on this review and the ongoing PostRock Litigation, the borrowing base has been set by the lenders at $55.0 million.

Borrowings outstanding under the Company’s reserve-based credit facility currently total $50.7 million, leaving the Company with $4.3 million in borrowing capacity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: December 5, 2013	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 2, 2013.

EXHIBIT 99.1

  News Release

Investor Contact:Charles C. Ward
877.847.0009

Constellation Energy Partners
Borrowing Base Set at $55 Million

HOUSTON--(BUSINESS WIRE)--Dec.  2, 2013--Constellation Energy Partners LLC (NYSE MKT: CEP) today reported that its lenders have completed a semi-annual review of the company’s borrowing base pursuant to the terms of its reserve-based credit facility.  Based on this review and the ongoing PostRock Litigation, the borrowing base has been set by the lenders at $55 million.

Borrowings outstanding under the company’s reserve-based credit facility currently total $50.7 million, leaving the company with $4.3 million in borrowing capacity.

Additional details concerning the company’s reserve-based credit facility and the PostRock Litigation can be found in the company’s filings with the Securities and Exchange Commission and on the company’s Web site (http://www.constellationenergypartners.com).

About the Company

Constellation Energy Partners LLC is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management's assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this news release.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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